UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2007 (June 8, 2007)

JOURNAL REGISTER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12955	22-3498615
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

790 Township Line Road, Yardley, Pennsylvania		19067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 504-4200

Not Applicable (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement of Certain
Officers.

On June 8, 2007, Journal Register Company (the “Company”) issued a press release announcing that its Chairman and Chief Executive Officer, Robert M. Jelenic, was taking a medical leave of absence from his position as Chief Executive Officer of the Company. Mr. Jelenic will remain the Chairman of the Company’s Board of Directors. James W. Hall, 60, a member of the Company’s Board of Directors, was appointed Acting CEO effective June 18, 2007 during Mr. Jelenic’s absence.

Mr. Hall has been a director of the Company since July 2003. From 1990 to 2002, Mr. Hall was Senior Vice President & Chief Investment Officer of Working Ventures Canadian Fund Inc. Prior to that, Mr. Hall was a Vice President at Lloyds Bank Canada, where he was responsible for the investment recovery management unit as well as the Toronto Main Branch. He currently serves as a director of Indigo Books & Music Inc., TerraVest Income Fund, and Global Credit Pref Corp. He is Chairman of the Board of Adventus Intellectual Property Inc. and Sole Trustee of OMERS Trust. Mr. Hall holds an HBA from the Richard Ivey School of Business, University of Western Ontario.

On May 31, 2007, the Company’s Board of Directors approved a compensation arrangement for Mr. Hall consisting of $3,000 per day up to a maximum of $15,000 per week, in connection with his duties as Acting CEO.

In connection with his appointment as Acting CEO and effective June 18, 2007, Mr. Hall will resign as Chairman of the Corporate Governance Committee and as a member of the Audit Committee of the Company’s Board of Directors. While Mr. Hall serves as Acting CEO, John L. Vogelstein, a member of the Corporate Governance Committee, will become the Chairman of the Corporate Governance Committee and Burton B. Staniar, a member of the Company’s Board of Directors, will join the Audit Committee, each, effective June 18, 2007.

Item 7.01. Regulation FD Disclosure

On June 8, 2007, the Company issued a press release announcing that Mr. Jelenic was taking a medical leave of absence and the appointment of Mr. Hall as the Acting CEO during his absence, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1    Text of press release issued by Journal Register Company, dated June 8, 2007, titled “James W. Hall Named Acting CEO during Robert M. Jelenic’s Leave of Absence.”

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOURNAL REGISTER COMPANY
(Registrant)

Date: June 12, 2007		/s/ Edward J. Yocum
	By:	Edward J. Yocum
	Title:	Senior Vice President, General
Counsel & Corporate Secretary

Exhibit Index

Exhibit Description

99.1	Text of press release issued by Journal Register Company, dated June 8, 2007, titled “James W. Hall Named Acting CEO during Robert M. Jelenic’s Leave of Absence.”